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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                  FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 14, 1994

                SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

       0-12771                              95-3630868
(COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER
IDENTIFICATION NO.)

                 10260 CAMPUS POINT DRIVE, SAN DIEGO, CA 92121
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                                (619) 546-6000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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                                   FORM 8-K

ITEM 5.     OTHER EVENTS.

      As reported in prior securities filings of Science Applications International Corporation (the "Company"), on August 1, 1994, the U.S. Government intervened in a civil complaint filed by an employee of the Company's SAIT operating unit seeking damages on behalf of the U.S. Government under the False Claims Act. At that time, the U.S. Government announced its intention to file an amended complaint in such action without giving any indication of the substance of the amended complaint. To date, an amended complaint has not been filed.

      The Company has participated in a series of meetings with the U.S. Government in which the Company has provided the U.S. Government with information responding to various allegations contained in the civil complaint filed by the individual. In the most recent meeting, the U.S. Government identified certain issues it was investigating. The Company is in the process of responding to these issues. Because the Company is not fully aware of the substance of all of the U.S. Government's claims, it is unable at this stage to assess the impact, if any, that this investigation and the lawsuit may ultimately have on its consolidated financial position, results of operations or ability to conduct business.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                        SCIENCE APPLICATIONS
                                    INTERNATIONAL CORPORATION



                                          Douglas E. Scott
Date: Nov 14, 1994                  Its:  Corporate Vice President